Peat Marwick LLP


CityPlace II
Hartford, CT 06103-4103








                         Consent of Independent Auditors
                         -------------------------------



The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-13244 and 33-38286) on Forms S-8 and the registration statement (No. 33-65428) on Form S-3 of Webster Financial Corporation of our report dated January 24, 1996, except as to Note 2 and the last paragraph of Note 15, as to which the date is February 16, 1996, relating to the consolidated statements of condition of Webster Financial Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year-period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Webster Financial Corporation.

Our report refers to a change in the methods of accounting for mortgage servicing rights in 1995 and income taxes in 1993.

                                        KPMG PEAT MARWICK LLP



Hartford, Connecticut
March 28, 1996